Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities I Trust 2004-HE8, Asset-Backed Certificates, Series 2004-HE8 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
A
The Bank of New York
72,736,000
27%
One Wall Street
New York, NY 10286

JP Morgan Chase Bank NA
75,000,000
28%
14201 Dallas Parkway
Dallas, TX 75254

DRESDNER
50,000,000
18%
C/O Proxy Services
51 Mercedes Way
Edgewood, NY 11717

SSB&T Co
45,000,000
16%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

The Bank of New York
9,005,000
44%
One Wall Street
New York, NY 10286

DRSDNR/AKV
10,149,000
50%
75 Wall Street, 32 nd Floor
New York, NY 10005

SSB&T Co
1,120,000
5%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

The Bank of New York
4,460,000
25%
One Wall Street
New York, NY 10286

Wells Fargo Bank NA
5,000,000
28%
733 Marquette Avenue
Minneapolis, MN 55479

LaSalle Bank NA
6,293,000
35%
135 S. LaSalle Street
Chicago, IL 60603

SSB&T Co
1,840,000
10%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

LaSalle Bank NA
5,026,000
100%
135 S. LaSalle Street
Chicago, IL 60603

JP Morgan Chase Bank NA
1,700,000
36%
14201 Dallas Parkway
Dallas, TX 75254

Merrill Lynch
600,000
12%
101 Hudson St., Ninth Floor
Jersey City, NJ 07302

UBSSEC/CMO
2,391,000
51%
299 Park Avenue
New York, NY 10171

UBSSEC/CMO
4,189,000
100%
299 Park Avenue
New York, NY 10171

JP Morgan Chase Bank NA
1,424,000
50%
14201 Dallas Parkway
Dallas, TX 75254

UBSSEC/CMO
1,424,000
50%
299 Park Avenue
New York, NY 10171

M-7A
UBSSEC/CMO
2,681,000
100%
299 Park Avenue
New York, NY 10171

M-7B
The Bank of New York
2,681,000
100%
One Wall Street
New York, NY 10286